SCHEDULE 14C/A
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

(Amendment No. 1)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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                                Seaway Valley Capital Corporation.                             .
(Name of Registrant as Specified In Its Charter)

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SEAWAY VALLEY CAPITAL CORPORATION
10-18 Park Street, 2nd Floor
Gouverneur, N.Y. 13642

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of Seaway Valley Capital Corporation (“SVCC”) has given his written consent to a resolution adopted by the Board of Directors of SVCC to amend the Certificate of Incorporation so as to effect a reverse split of the company’s common stock in a ratio of 1-for-1,000.  Any shareholder who owns less than 1,000 shares immediately prior to the reverse split will have his shares redeemed by the Company at the then-current market price.  We anticipate that this Information Statement will be mailed on April ___, 2009 to shareholders of record.  On or after April ___, 2009, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, SVCC will not hold a meeting of its shareholders to consider or vote upon the amendment of SVCC’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

April ___, 2009	Thomas Scozzafava
Chief Executive Officer

VOTING SECURITIES OUTSTANDING

We determined the shareholders of record for purposes of this shareholder action at the close of business on January 26, 2009 (the “Record Date”).  On the Record Date, the authorized voting stock consisted of:

(1)
10,000,000,000 shares of common stock, par value $0.0001, each of which is entitled to one vote.  On the Record Date, there were 2,701,825,893 shares of common stock issued, outstanding and entitled to vote.

(2)
1,600,000 shares of Series C Preferred Stock, par value $0.0001 per share, 1,405,483 of which were outstanding on the Record Date.  The outstanding shares of Series C Preferred Stock were entitled to a total of 66,140,376,471 votes on the Record Date – i.e. 47,059 votes per share.

(3)
881,065 shares of Series D Preferred Stock, par value $0.0001 per share, all of which were outstanding on the Record Date.  The outstanding shares of Series D Preferred Stock were entitled to a total of 51,827,352,941 votes on the Record Date – i.e. 58,824 votes per share.

(4)
100,000 shares of Series E Preferred Stock, par value $0.0001 per share, all of which were outstanding on the Record Date.  The outstanding shares of Series E Preferred Stock were entitled to a total of 1,002,425,168,944 votes on the Record Date – i.e. 10,024,251 votes per share.

There is no individual who owns 5% or more of the outstanding common stock, and neither of our officers or directors owns any shares of our common stock.  The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of SVCC’s voting stock, as well as the ownership of such shares by each member of SVCC’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Aggregate Percent of Class	Percent of Voting Power

Thomas Scozzafava	100,000 Series E	100.0%	80.0%
Christopher Swartz (3)	259,914 Series D	29.5%	2.5%
Current executive officers and directors as a group (2 persons)	100,000 Series E 259,914 Series D	100.0% 29.5%	80.0% 2.5%
Dierdre Scozzafava	442,150 Series C	31.5%	3.4%
Frederick Scozzafava	379,350 Series C	27.0%	3.0%
William Scozzafava	138,500 Series C	9.9%	1.1%
Joseph Canouse	82,500 Series C	5.9%	0.6%
Silver Hamilton, LLC(4) 3109 Stirling Road, Suite 200 Ft. Lauderdale, FL 33312	180,290 Series C	12.8%	1.4%
____________________
(1)	The address of each owner, unless otherwise specified, is c/o Seaway Valley Capital Corporation, 10-18 Park Street, 2nd Floor, Gouverneur, N.Y. 13642

(2)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3)	Includes 259,914 Series D shares held by organizations over which Mr. Swartz has dispositional and voting control.

(4)	Walter Hollander, Brad Ackerman and Melissa Ackerman each have voting and disposition control over the shares owned by Silver Hamilton, LLC.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT
A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of SVCC has adopted a resolution to effect a reverse split of SVCC’s common stock in the ratio of 1:1000 (the “Reverse Split”).  The Reverse Split will not change the number of authorized shares of common stock, which will remain at 10,000,000,000.  No fractional shares or scrip will be issued.  SVCC will purchase fractional shares at the then current market price from any shareholder who owns less than one whole share.  All other shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of SVCC common stock in lieu of the fraction.

Reasons for Approving the Reverse Split

There are two primary reasons why the Board of Directors approved the Reverse Split.  The first reason is that the amount of common stock that we currently have authorized is inadequate to allow all of our outstanding derivative securities to be converted. The second reason is to enable our Board of Directors to use for acquisitions, business expansion and other corporate purposes the additional authorized stock that will result from the reverse split.

Reason #1:  Our Outstanding Derivative Securities

Our Certificate of Incorporation currently authorizes the Board of Directors to issue 10,000,000,000 shares of Common Stock, of which 2,701,825,893 shares were issued and outstanding on January 26, 2009.  However, there are also outstanding

▪	Convertible Preferred Shares of classes C, D and E, which are convertible into an aggregate total of 1,120,392,898,356 shares of Common Stock, based on the market price of $0.0001 at January 26, 2009;

▪	Warrants which, when exercised, entitle the holder to purchase 38,920,000 shares of Common Stock; and

▪	Convertible Debentures which are convertible, in the aggregate, into a total of 129,897,816,931 shares of Common Stock, based on the market price of $0.0001 at January 26, 2009.

There is an Appendix at the end of this Information Statement.  The Appendix sets forth additional information concerning the derivative securities listed above, including information about the costs incurred by the Company in issuing those derivative securities and information about the potential profits that the holders of the derivative securities may realize.

The table below identifies the specific securities that are convertible into shares of our Common Stock.  The column labeled “Potential Conversion” shows the number of common shares into which the security could be converted at the market price of $0.0001 on January 26, 2009.

Security-Holder	Original Amount	Currently Outstanding	Potential Conversion
Series C Preferred(1)	1,458,236	1,405,483	66,140,376,471
Series D Preferred(2)	881,065	881,065	51,827,352,941
Series E Preferred(3)	100,000	100,000	1,002,425,168,944
		Total - Preferred	1,120,392,898,356
Warrants	38,920,000	38,920,000	38,920,000
Debentures:
YA Global Investments, L.P.(4)	2,799,073	2,605,273	34,736,979,978
Paul Graham (5)	650,000	565,000	11,300,000,000
JMJ Financial (6)	1,525,000	1,434,000	19,120,000,000
Golden Gate Investors, Inc.(7)	1,500,000	1,132,500	14,901,315,789
Renzi Brothers(8)	205,668	205,668	3,164,123,076
JE Gaus (9)	100,000	100,000	1,538,461,538
Goshen Capital Partners, LLC (9)	100,000	100,000	1,538,461,538
Hill & Murphy Notes(10)	557,174	557,174	8,571,907,692
Hudson Capital Partners, LLC (11)	75,000	65,000	1,000,000,000
Hackett’s Investors (12)	944,744	944,744	10,497,155,555
Hackett’s Sellers (13)	2,000,000	2,000,000	23,529,411,765
		Total - Debentures	129,897,816,931
	Total Potential Conversion		1,250,329,635,287
(1)
The Series C Preferred shares were issued in 2007 in exchange for ownership of WiseBuys Stores, Inc.  Each share has a $4.00 liquidation preference.  In the event a dividend is declared, the Series C shares will participate in the dividend on an “as converted” basis.  The shares are convertible at any time by the holder at 85% of the market price, but may not be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  The Company has no redemption right.

(2)
The Series D Preferred shares were issued in 2008 in exchange for ownership of North Country Hospitality, Inc.  Each share has a $5.00 liquidation preference.  In the event a dividend is declared, the Series D shares will participate in the dividend on an “as converted” basis.  The shares are convertible at any time by the holder at 85% of the market price.  The Company has no redemption right.

(3)
The Series E Preferred shares are owned by Thomas Scozzafava, our Chairman.  Each share has a $.01 liquidation preference.  In the event a dividend is declared, the Series E shares will participate in the dividend on an “as converted” basis.  They are convertible into 80% of the fully diluted outstanding shares.

(4)
The convertible debentures held by YA Global Investments, LP bear interest at 12% per annum.  Principal and interest are due in cash on February 28, 2010.  The payment obligation is secured by a pledge of all of the Company’s assets.  The holder of the debentures is entitled, at any time, to convert the principal and accrued interest into common stock of the Company at the lower of either 75% of the market price or a fixed price, which is $.06 with respect to a debenture in the amount of $375,000 and $.05 with respect to the remaining debentures.  The debentures cannot, however, be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  The Company may redeem the debentures by paying a 20% premium over the principal amount at any time that the market price is less than $.01 and there is an effective registration statement covering the shares into which the debentures are convertible.

(5)
The convertible debentures held by Paul Graham were issued in September 2007, May 2008 and July 2008.  They bear interest at 8% per annum, payable in shares of common stock on September 18, 2012.  The principal is payable in cash on that same date.  The principal amount is convertible into common stock at the lower of either 50% of the market price or a fixed price, which is $.12 with respect to a $500,000 debenture, $.02 with respect to a $50,000 debenture, and $.004 with respect to a $100,000 debenture.  The debentures may not, however, be converted into shares that will cause the holder to own more than 4.9% of the outstanding shares.  The Company has no redemption right.

(6)
The convertible debentures held by JMJ Financial were issued in December 2007.  Payment in cash of $325,000 in principal and interest at a rate of 12% per annum accrued on that amount are due on demand or, in any case, on December 10, 2010.  Payment in cash of the remainder (including a one time 10% interest charge) is due on December 10, 2011.  The holder may, at any time, convert the principal and accrued interest into shares of the Company’s common stock at the lower of either 75% of the market price or a fixed price, which is $.05 per share.  The debentures may not be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  If the Company issues stock to a third party at a price less than the stated conversion price, the conversion price will be adjusted to equal that issue price.  The holder has a two-year option to invest an additional $1 million in the Company on the same terms.  The Company has no redemption right.

(7)
The convertible debentures held by Golden Gate Investors, Inc. were issued in December 2007.  Payment of the principal in cash is due on December 4, 2010.  Interest at 7% per annum is payable monthly, in cash or in common stock at the option of the holder.  The holder may, at any time, convert the principal amount of the debenture into shares of the Company’s common stock at the lower of either 76% of the market price or a fixed price, which is $.05 per share.  The debenture may not, however, be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  If the VWAP for the common stock is below $.005 at the time of conversion, the Company may prepay the amount of principal being converted by paying a 50% premium.  Otherwise the Company has no redemption right.

(8)
The convertible debenture held by Renzi Brothers was issued in June 2008 in satisfaction of debts of North County Hospitality, Inc., a subsidiary of the Company.  The debenture is payable in cash on demand and does not bear interest.  The holder may convert the principal into shares of the Company’s common stock at 65% of the market price.

(9)
The convertible debentures held by Jennifer Gaus and Goshen Capital Partners were issued in September 2008 in satisfaction of an obligation of Patrick Hackett Hardware Company, a subsidiary of the Company.   The principal and interest accrued at 10% per annum will be payable in cash on August 31, 2011. The holder may, at any time, convert the principal amount of the debenture into shares of the Company’s common stock at the lower of either 65% of the market price or a fixed price, which is $.05 per share.  The debentures may not, however, be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  If the Company issues stock to a third party at a price less than the stated conversion price, the conversion price will be adjusted to equal that issue price.  The Company may redeem the debenture by paying a 20% premium over the principal amount at any time that the market price is less than $.001 and there is an effective registration statement covering the shares into which the debenture is convertible.

(10)
The convertible debentures held by Brian C. Hill and Moriah Murphy were issued in July and September 2008.  They do not bear interest.  The principal is due on July 31, 2013 ($422,174 – Hill; $35,000 – Murphy) and on September 15, 2011 ($100,000 – Hill).  The holder may, at any time, convert the principal amount of the debenture into shares of the Company’s common stock at the lower of either 65% of the market price or a fixed price, which is $.025 with respect to debentures in the amount of $457,174 and $.005 with respect to a $100,000 debenture.  The debentures may not, however, be converted into shares that will cause the holder to own more than 4.9% of the outstanding shares.  The Company has no right of redemption.

(11)
The convertible debenture held by Hudson Capital Partners was issued in October 2008 in exchange for Series C Preferred Stock with a face value of $75,000.   The principal and interest accrued at 12% per annum will be payable in cash on September 30, 2010. The holder may, at any time, convert the principal amount of the debenture into shares of the Company’s common stock at the lower of either 65% of the market price or a fixed price, which is $.0007 per share.  The debenture may not, however, be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.  If the Company issues stock to a third party at a price less than the stated conversion price, the conversion price will be adjusted to equal that issue price.  The Company may redeem the debenture by paying a 20% premium over the principal amount at any time that the market price is less than $.0007 and there is an effective registration statement covering the shares into which the debenture is convertible.

(12)
The convertible notes held by the “Hackett’s Investors” were issued in exchange for debt that those investors held in Patrick Hackett Hardware Company, which was acquired by the Company in 2007.  The notes are payable in cash on demand with interest at 12% per annum.  The holder of each note can convert the principal and interest into shares of the Company’s common stock at the lower of either 90% of the market price or a fixed price, which is $.02 per share.  The notes may not, however, be converted into shares that will cause the holder to own more than 4.9% of the outstanding shares.

(13)
The convertible notes held by the “Hackett’s Sellers” were issued in November 2007 in partial consideration for the capital stock of Patrick Hackett Hardware Company. Principal and interest at 8% per annum are payable in cash on demand.  The notes are personally guaranteed by Tom Scozzafava, our Chairman, and are secured by a pledge of the capital stock of Patrick Hackett Hardware Company.  The holder of each debenture can, at any time, convert the principal and interest into shares of the Company’s common stock at 85% of the market price, but the note may not be converted into shares that will cause the holder to own more than 4.99% of the outstanding shares.

Therefore, there is not an adequate number of authorized but unissued shares of Common Stock available for conversion of the outstanding Preferred Shares and Convertible Debentures and the exercise of the Warrants.  The Reverse Split will make available some of the shares needed for these purposes.  Management hopes that an increase in the stock price will reduce the magnitude of the potential conversions and make 10 billion authorized shares adequate for its purposes.  There is no assurance, however, that an additional Reverse Split will not be required at a later date.

Reason #2: To Enable New Transactions

The second reason for the Reverse Split is that the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if SVCC is to undertake new business operations.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split, other than the issuance of common stock upon conversion of the Preferred Stock and Convertible Debentures and exercise of the Warrants.

General Effect of the Reverse Split

The table below shows the effect of the Reverse Split on SVCC’s common shares outstanding at January 26, 2009, as well as the effect of the Reverse Split on the number of shares that will be outstanding if all of the outstanding preferred stock and debentures are converted, based on the market price of $0.0001 at January 26, 2009.   The column labeled “After Reverse Split” does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

	Prior to	After
	Reverse Split	Reverse Split
Shares of Common Stock:
Authorized	10,000,000,000	10,000,000,000
Issued and outstanding	2,701,825,893	2,701,826
Available for issuance	7,298,174,107	9,997,298,174

Issuable upon conversion of Series C Preferred	66,140,376,471	66,140,376
Issuable upon conversion of Series D Preferred	51,827,352,941	51,827,353
Issuable upon conversion of Series E Preferred	1,002,425,168,944	1,002,425,169
Issuable upon exercise of the Warrants	38,920,000	38,920
Issuable upon conversion of Debentures	129,897,816,931	129,897,817

Outstanding if all Warrants are exercised and
all Preferred Shares and Debentures are converted	1,253,031,461,180	1,253,031,461

Available for issuance after exercise of Warrants
and conversion of all Preferred Shares and Debentures	0	8,746,968,539

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 8,746,968,539.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the SVCC shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that SVCC obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in SVCC.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of SVCC common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, are not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of SVCC.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make SVCC unattractive to the party seeking control of SVCC.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Reverse Split Will Be Effected.

The officers of SVCC will file an amendment to the Certificate of Incorporation with the Delaware Secretary of State effecting the Reverse Split.  The amendment will provide that each thousand shares of common stock outstanding at the close of business on the effective date of the filing will be exchanged for one post-Reverse Split share of SVCC common stock (“New Common Stock”).  The New Common Stock will not be different from the common stock held by SVCC shareholders prior to the Reverse Split.  The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

Exchange of Stock Certificates and Liquidation of Fractional Shares.

Upon filing of the certificate of amendment with the Delaware Secretary of State, the outstanding certificates representing shares of SVCC common stock will be automatically converted into certificates representing shares of New Common Stock.  Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock.  The name and address of the transfer agent for SVCC is:

Standard Registrar & Transfer Co., Inc.
12528 South 1840 East
Draper, Utah 84020
(801) 571-8844

If the Reverse Split results in a shareholder owning less than one full share of SVCC common stock, then that shareholder will not receive New Common Stock.  In lieu of the fractional share, SVCC will send the shareholder a check for the market value of the fractional share.  The market value will be based on the market price of the common stock on the effective date of the Reverse Split.  If the Reverse Split results in a shareholder owning a whole number of shares of New Common Stock plus a fraction of a share, then the fraction will be rounded up to one full share.

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

*           *           *

APPENDIX:  CONCERNING THE DERIVATIVE SECURITIES

Table I:  Potential Costs to the Company

The following table indicates the costs that may be incurred by the Company in connection with each of its derivative securities.  The second column sets forth the maximum possible interest accrual – i.e. the interest that would be accrued and payable by the Company as of the Maturity Date if there were no conversion or prepayment of principal.  The third column sets forth payments made in cash or stock in connection with the issuance of the derivative security to the holder of the derivative security, any affiliate of the holder, or any person with whom the holder had a contractual relationship. In each of the two instances of “Ancillary Payments” noted, the “payment” consisted of an amount of the purchase price for the derivative security that was retained by the investor as a “transaction fee.”

Security-Holder	Interest to Maturity Date	Ancillary Payments to Holder	Total Potential Cost
Series C Preferred	N.A.	0	0
Series D Preferred	N.A.	0	0
Series E Preferred	N.A.	0	0
Warrants	N.A.	0	0
Debentures:
YA Global Investments, L.P.	354,388(1)	385,000	739,388
Paul Graham	283,200(2)	0	283,200
JMJ Financial	237,000(3)	250,000	487,000
Golden Gate Investors, Inc.	0(4)	0	0
Renzi Brothers	0(5)	0	0
JE Gaus	33,100(6)	0	33,100
Goshen Capital Partners, LLC)	33,100(6)	0	33,100
Hill & Murphy Notes	0(7)	0	0
Hudson Capital Partners, LLC	19,080(8)	0	19,080
Hackett’s Investors	141,712(9)	0	141,712
Hackett’s Sellers	200,000(10)	0	200,000

(1)	The debentures held by Y.A. Global Investments, L.P. bear interest at 12% per annum from November, 2007, January and March 2008, respectively, through February 28, 2010.

(2)	The debentures held by Paul Graham bear interest at 8% per annum from September 2007, May and July 2008, respectively, through September 18, 2012.

(3)	The debentures held by JMJ Financial bear interest at 12% per annum from December 2007 through December 2010.

(4)
In payment for the $1,500,000 7% convertible debenture issued by the Company to Golden Gate Investors, Inc., Golden Gate Investors, Inc. paid $400,000 in cash and issued a $1,100,000 8% secured promissory note to the Company.  The interest accruing on the debenture issued to Golden Gate Investors, Inc. is fully offset by the interest accruing on the promissory note issued by Golden Gate Investors to the Company.

(5)	The debenture held by Renzi Brothers does not bear interest.

(6)	The debentures held by Jennifer Gaus and Goshen Capital Partners bear interest at 10% per annum from September 2008 through August 31, 2011.

(7)	The notes held by Brian C. Hill and Moriah Murphy do not bear interest.

(8)	The debenture held by Hudson Capital Partners bears interest at 12% per annum from October 2008 through September 30, 2010.

(9)
The notes issued to the Hackett’s Investors bear interest at 12% per annum.  The Company has been responsible for that interest obligation from November 2007.  The notes are payable on demand.  Therefore the interest shown in the table represents the accrual from November 2007 through January 26, 2009, the Record Date.

(10)
The notes issued to the Hackett’s Sellers bear interest at 8% per annum from November 2007.  The notes are currently payable on demand.  Therefore the interest shown in the table represents the accrual from November 2007 through January 26, 2009, the Record Date.

Table II:  Convertible Preferred Stock and Warrants  – Implicit Profit on Date of Issuance

The following table contains information regarding the outstanding shares of the Company’s convertible preferred stock and outstanding common stock purchase warrants.  The columns bearing the titles listed below, contain the following information:

Security:	Title of security
Date of Issue:	Date of issue
Face Value:
The Dollar amount of the preferred stock that may be converted into common stock.  (Note:  The Series E preferred stock converts into a fixed percentage of the outstanding shares, not based on an underlying Dollar amount.)

Market Price:	The market price of our common stock on the date of issue of the derivative security
Conversion Price:
Conversion rate of the preferred shares or exercise price of the warrants.  (Note:  The Series E preferred shares are convertible into common shares that will represent 80% of the fully-diluted outstanding common shares.)

Shares Issuable:	The number of shares of common stock issuable upon conversion of the Preferred Stock on its date of issue, based on the Share Price.
Stock Value:	The market value of the Shares Issuable, based on the Share Price.
Value of
Consideration:	The gross proceeds received by the Company in exchange for the preferred stock.
Implicit Profit:
The difference between the Stock Value and the Value of Consideration.  (In the case of the Warrants, the Potential Profit is the difference between the Stock Value and the exercise price of the Warrants.)

	DATE OF	FACE	MARKET	CONVERSION	SHARES	STOCK	VALUE OF		IMPLICIT
SECURITY	ISSUE	VALUE	PRICE	PRICE	ISSUABLE	VALUE	CONSIDERATION		PROFIT
Series C Pref	10/23/2007	$5,832,588	$0.1550	$0.1318	44,270,118	$6,861,868	$2,654,447	*	$4,207,421
Series D Pref	6/2/2008	$4,405,325	$0.0140	$0.0119	370,195,378	$5,182,735	$6,851,027	**	$-
Series E Pref	7/2/2007	-	$0.0350	N.A.	1,135,737,842	$39,750,824	$232,159	***	$39,518,665
WARRANTS	11/30/2007	-	$0.074	$0.0500	38,920,000	$2,880,080	-		$910,080

*	The Series C Preferred shares were issued in exchange for ownership of WiseBuys Stores, Inc. The book value of WiseBuys Stores, Inc at the time of the exchange was $2,654,447.
**	The Series D Preferred shares were issued in exchange for ownership of North Country Hospitality, Inc. The book value of North County Hospitality, Inc. at the time of the exchange was $6,851,027.
***
The Series E Preferred Stock was issued to Mr. Scozzafava in exchange for his shares of Series B Preferred Stock.  The Series B Preferred Stock was issued to GreenShift Corporation, which subsequently transferred it to Mr. Scozzafava, in exchange for equity in four entities, which had a fair value of $232,159.

Table III:  Convertible Debentures  – Implicit Profit on Date of Issuance

The following table contains information regarding the convertible debentures issued by the Company.  The columns bearing the titles listed below, contain the following information:

Investor:	The individual, entity or group to whom the debenture was issued.
Date:	The date on which the debenture was issued.
Original Face:	The principal amount of the debenture,
Market Price:	The market price of our common stock on the date the debenture was issued.
Fixed Conv. Price:	The fixed price at which the debenture was convertible into common stock, by its terms.
Conversion Discount:	The discount to the Market Price at which the debenture was convertible into common stock by its terms.
Variable Conv. Price:	The Market Price multiplied by the Conversion Discount.
Shares Issuable:	The number of shares of common stock issuable upon conversion of the debenture on its date of issue, based on the lower of the Fixed Conv. Price or the Variable Conv. Price.
Stock Value:	The market value of the Shares Issuable, based on the Market Price.
Implicit Profit:	The difference between the Stock Value and the Original Face.

		ORIGINAL	MARKET	FIXED	CONVERSION	VARIABLE	SHARES		STOCK	IMPLICIT
INVESTOR	DATE	FACE	PRICE	CONV. PRICE	DISCOUNT	CONV. PRICE	ISSUABLE	(1)	VALUE	PROFIT
YA Global	11/30/2007	$375,000	$0.0740	$0.0600	25%	$0.0555	6,756,757		$500,000	$125,000
	1/3/2008	$175,000	$0.0575	$0.0500	25%	$0.0431	4,057,971		$233,333	$58,333
	3/4/2008	$2,249,073	$0.0410	$0.0500	25%	$0.0308	73,140,585		$2,998,764	$749,691

Paul Graham	9/18/2007	$500,000	$0.1400	$0.1200	50%	$0.0700	7,142,857		$1,000,000	$500,000
	5/14/2008	$50,000	$0.0220	$0.0200	50%	$0.0110	4,545,455		$100,000	$50,000
	7/10/2008	$100,000	$0.0050	$0.0040	50%	$0.0025	40,000,000		$200,000	$100,000

JMJ Financial	12/10/2007	$1,525,000	$0.0750	$0.0500	25%	$0.0563	30,500,000		$2,287,500	$762,500

Golden Gate Investors	12/4/2007	$1,500,000	$0.0790	$0.0500	24%	$0.0600	30,000,000		$2,370,000	$870,000

Renzi Brothers	6/2/2008	$205,668	$0.0140	NONE	34%	$0.0092	22,258,442		$311,618	$105,950

JE Gaus	9/2/2008	$100,000	$0.0025	$0.0050	35%	$0.0016	61,538,462		$153,846	$53,846

Goshen Capital Partners, LLC	9/2/2008	$100,000	$0.0025	$0.0050	35%	$0.0016	61,538,462		$153,846	$53,846

Hill & Murphy Notes	8/1/2008	$457,174	$0.0030	$0.0250	35%	$0.0020	234,448,205		$703,345	$246,171
	8/15/2008	$100,000	$0.0035	$0.0050	35%	$0.0023	43,956,044		$153,846	$53,846

Hudson Capital Partners, LLC	10/10/2008	$75,000	$0.0005	$0.0007	35%	$0.0003	230,769,231		$115,385	$40,385

Hackett's Investor Notes	11/7/2007	$944,744	$0.1075	$0.1000	10%	$0.0968	9,764,796		$1,049,716	$104,972

Hackett's Seller	4/1/2008	$2,000,000	$0.0315	NONE	15%	$0.0268	74,696,545		$2,352,941	$352,941
	(1) Please note all convertible debentures with both a fixed price and variable prices conversion are lesser of either at the time of the conversion

Table IV: Derivative Securities – Implicit Benefit to the Company and to the Investor

The following table sets forth (a) the gross proceeds received by the Company in exchange for the issuance of its derivative securities; (b) the total payments that will be required of the Company in connection with each of its derivative securities, if the securities are not converted into common stock (See Table I above  for details); (c) the net proceeds to the Company; and (d) the implicit profit attendant to each derivative security, as of its date of issue, as a result of the conversion discounts underlying the derivative securities (See Table II and Table III above for details).

Security-Holder	Gross Proceeds	Total Payments by the Company	Net Proceeds to the Company	Implicit Profit to the Investor on the Date of Issue
Series C Preferred	$2,654,447	0	$2,654,447	$6,861,868
Series D Preferred	6,851,027	0	6,851,027	0
Series E Preferred	232,159	0	232,159	39,518,665
Warrants	0	0	0	910,080
Debentures:
YA Global Investments, L.P.	2,799,073	739,388	2,059,685	933,024
Paul Graham	650,000	283,200	366,800	650,000
JMJ Financial	1,525,000	487,000	1,038,000	762,500
Golden Gate Investors, Inc.	1,500,000	0	1,500,000	870,000
Renzi Brothers	205,668	0	205,668	105,950
JE Gaus	100,000	33,100	66,900	53,846
Goshen Capital Partners, LLC)	100,000	33,100	66,900	53,846
Hill & Murphy Notes	557,174	0	557,174	300,107
Hudson Capital Partners, LLC	75,000	19,080	55,920	40,385
Hackett’s Investors	944,744	141,712	803,032	104,972
Hackett’s Sellers	2,000,000	200,000	1,800,000	352,941

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